Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-8342
jpeters@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FIRST QUARTER OF FISCAL 2011

Calabasas Hills, CA — April 20, 2011 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the first quarter of fiscal 2011, which ended on March 29, 2011.

Total revenues were $418.8 million in the first quarter of fiscal 2011 as compared to$405.4 million in the prior year first quarter.  Net income and diluted net income per share were $20.5 million and $0.34, respectively.

Operating Results

Comparable restaurant sales increased 1.6% at The Cheesecake Factory and Grand Lux Cafe in the first quarter of fiscal 2011 from the first quarter of the prior year.  By concept, comparable restaurant sales increased 2.1% at The Cheesecake Factory and decreased 3.8% at the Grand Lux Cafe in the first quarter of fiscal 2011 from the first quarter of fiscal 2010.

“The strong sales trends that we experienced throughout last year continued into the first quarter.  We delivered our fifth consecutive quarter of positive comparable sales and increases in guest counts,” said David Overton, Chairman and CEO.  “Our leadership in menu innovation, and execution on both food and service, are competitive advantages and are clearly helping us to drive sales.  In addition, improvement in our average ticket also contributed to our comparable sales performance this quarter, as beverage sales continue to stabilize.

“We expect to deliver annual, mid-teens earnings per share growth over the next five years.  We are confident in our ability to achieve this objective, as we are continuing to attract higher levels of guest traffic and effectively managing our operations to leverage incremental sales,” concluded Overton.

Development

As planned, the Company opened one new The Cheesecake Factory restaurant in the first quarter of fiscal 2011 in Houston, Texas. The Company continues to believe it will open between six

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100

and nine new restaurants in fiscal 2011.  The remaining units are expected to open during the second half of the year.

Share Repurchases

Consistent with its capital allocation plan targeting at least $100 million in share repurchases in fiscal 2011, the Company repurchased 1,749,120 shares of its common stock during the first quarter of fiscal 2011, returning $50.6 million to shareholders.

Conference Call and Webcast

A conference call to review the Company’s results for the first quarter of fiscal 2011 will be held today at 2:00 p.m. Pacific Time.  The conference call will be broadcast live over the Internet and a replay will be available shortly after the call and continue through May 20, 2011.  To listen to the conference call, please go to the Company’s website at www.thecheesecakefactory.com at least 15 minutes prior to the start of the call to register and download any necessary audio software. Click on the “Investors” link on the home page and select the conference call link at the top of the page.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 164 full-service, casual dining restaurants throughout the U.S., including 150 restaurants under The Cheesecake Factory® mark; 13 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce over 70 varieties of quality cheesecakes and other baked products.  To learn more about the Company, please visit www.thecheesecakefactory.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements, including uncertainties related to: the Company’s ability to innovate its menu and effectively operate its restaurants; the Company ability to increase guest traffic levels in its restaurants, deliver positive comparable restaurant sales and effectively leverage incremental sales; the Company’s ability to deliver financial results within the range that it has publicly disclosed; the Company’s ability to meet its new restaurant opening target; repurchases of the Company’s common stock; factors outside of the Company’s control that impact consumer confidence and spending; current and future macro national and regional economic and credit market conditions; changes in national and regional unemployment rates; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located; the economic health of suppliers, vendors and other third parties providing goods or services to the Company; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), as set forth below.  Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements.  Forward-looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by securities laws.  Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

The Cheesecake Factory Incorporated and Subsidiaries

Consolidated Financial Statements

(unaudited; in thousands, except per share and statistical data)

	13 Weeks Ended		13 Weeks Ended
	March 29, 2011		March 30, 2010
		Percent of		Percent of
Consolidated Statements of Operations	Amount	Revenues	Amount	Revenues
Revenues	$418,765	100.0%	$405,433	100.0%
Costs and expenses:
Cost of sales	104,664	25.0%	98,603	24.3%
Labor expenses	137,498	32.8%	135,169	33.3%
Other operating costs and expenses	103,274	24.7%	99,311	24.5%
General and administrative expenses	24,265	5.8%	23,424	5.8%
Depreciation and amortization expenses	17,453	4.2%	18,155	4.5%
Preopening costs	1,760	0.4%	2,094	0.5%
Total costs and expenses	388,914	92.9%	376,756	92.9%
Income from operations	29,851	7.1%	28,677	7.1%
Interest expense	(1,357)	(0.3)%	(3,009)	(0.7)%
Interest income	39	0.0%	151	0.0%
Other (expense)/income	(84)	0.0%	346	0.0%
Income before income taxes	28,449	6.8%	26,165	6.4%
Income tax provision	7,993	1.9%	7,499	1.8%
Net income	$20,456	4.9%	$18,666	4.6%

Basic net income per share	$0.35		$0.31
Basic weighted average shares outstanding	58,480		59,506

Diluted net income per share	$0.34		$0.31
Diluted weighted average shares outstanding	60,499		60,811

Selected Segment Information
Revenues:
Restaurants	$406,903		$393,672
Bakery	25,837		25,348
Intercompany bakery sales	(13,975)		(13,587)
	$418,765		$405,433

Income from operations:
Restaurants	$51,897		$49,340
Bakery	1,000		2,515
Corporate	(23,046)		(23,178)
	$29,851		$28,677

Selected Consolidated Balance Sheet Information	March 29, 2011	December 28, 2010
Cash and cash equivalents	$76,234	$81,619
Total assets	1,004,796	1,037,307
Total liabilities	436,597	444,970
Stockholders’ equity	568,199	592,337

	13 Weeks Ended	13 Weeks Ended
Supplemental Information	March 29, 2011	March 30, 2010
Comparable restaurant sales percentage change	1.6%	2.8%
Restaurants opened during period	1	2
Restaurants open at period-end	164	162
Restaurant operating weeks	2,126	2,090

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